Pluristem Life Systems Inc.

List of Investors

AMY GANZ
AVINOAM KADORI
AVNER AND MICHAL STEPAK
BARRY HONIG
BENJAMIN BLECH
BRS ENERGY INVESTMENTS LLC
CAPELA OVERSEAS LTD
CHARLA CROITOROO
CRAIG H. BIRD
DAB HOLDINGS
DIANE TURK
ELINOR C GANZ RESTATED TRUST, ELINOR C. GANZ TRUSTEE
FIDELITY INVESTMENTS CUSTODIAN FOR ELINOR C. GANZ IRA ROLLOVER
FRANK CARLUCCI
GANZ FAMILY FOUNDATION
HTI VENTURES LLC ATTN ADI
JAMES DAVIDSON
JOHN S LEMAK
JONATHAN HONIG
LION BROTHERS
MEITAV GEMEL LTD. ON BEHALF OF BANK BENLEUMI
MEITAV GEMEL LTD. ON BEHALF OF BANK LEUMI
MEITAV INVESTMENT MANAGEMENT LTD.
MEITAV MISHAN LTD. ON BEHALF OF BANK HAPOALIM
MEITAV PENSION LTD
MEITAV UNDERWRITING LTD
MICHAEL & BETSY BRAUSER TENANTS BY ENTIRETY
MICHAEL & BETSY BRAUSER TENANTS BY ENTIRETY
MICHAEL G. JESSELSON 12/18/80 TRUST
MONARCH CAPITAL FUNDS LTD.
OPALLO INVESTMENT
PARADOX TRADING COMPANY LLC
PAUL CROITOROO
PEDDLE PARTNERS LLP
POINT INVESTMENTS
RACHELLE OSTRO HAIM OSTRO
ROBERT PRAG
ROBERT S. COLMAN TRUST U/D/T 3/13/85
RONALD I. HELLER REVOCABLE TRUST
RONALD I. HELLER REVOCABLE TRUST
SAMUEL BARTOLETTA
SANDOR CAPITAL MASTER FUND, L.P.
SCOTT FROHMAN
SHAI MERETZKI
SHIMON AND MORDECAHAI VOGEL
KINDER INVESTMENTS LP.
SHMUEL COHEN
SHOSHANA MERCHAV

SPRING CHARITABLE REMAINDER TRUST
SUSAN GANZ
TECHNION RESEARCH AND DEVELOPMENT FOUNDATION LTD
THE WOOD RIVER FUND
TIFFANY PALAGONIA
WILLIAM R. PRATHER REVOCABLE TRUST
YAACOV & ANAT YANAY
ZVI EINTRACHT AND AYA EINTRACHT TENANTS IN COMMON WROS